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                                                                   April 2, 2001


MMCA Auto Receivables Trust
6363 Katella Avenue
Cypress, California 90630-5205


               Re:  Registration Statement on Form S-1
                      Registration No. 333-53136

Ladies and Gentlemen:

          We have acted as special counsel to MMCA Auto Receivables Trust as Seller (the "Seller") in connection with the issuance of the ___% Class A-1 Asset Backed Notes, Class A-2 Floating Rate Asset Backed Notes, Class A-3 Floating Rate Asset Backed Notes, ___% Class A-4 Asset Backed Notes and ___% Class B Asset Backed Notes (collectively, the "Notes") and the Asset Backed Certificates (the "Certificates") by MMCA Auto Owner Trust 2001-1 (the "Issuer") pursuant to the terms of, (a) with respect to the Notes, an Indenture dated as of March 1, 2001 (the "Indenture") between the Issuer and Bank of Tokyo-Mitsubishi Trust Company, as Indenture Trustee, and (b) with respect to the Certificates, an Amended and Restated Trust Agreement dated as of April 1, 2001 (the "Trust Agreement") between MMCA Auto Receivables Trust, as Depositor, and Wilmington Trust Company, as Owner Trustee. The Notes will be sold to the underwriters (the "Underwriters") who are parties to an underwriting agreement (the "Underwriting Agreement") between the Seller and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the Underwriters. Terms not otherwise defined herein have the meanings assigned to them in the Prospectus (as defined below).

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MMCA Auto Receivables Trust
April 2, 2001
Page 2



          In this connection, we have examined and relied upon the registration statement for the Notes on Form S-1, Registration No. 333-53136, filed with the Securities and Exchange Commission (the "SEC") on January 3, 2001 and Amendment No. 1 thereto filed with the SEC on March 9, 2001 (collectively, the "Registration Statement"), including (i) the form of prospectus included therein (the "Prospectus"), (ii) the form of the Indenture, (iii) the form of the Trust Agreement, (iv) the form of the Purchase Agreement, (v) the form of the Sale and Servicing Agreement and (vi) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, and we have assumed (i) that such documents will not be amended and (ii) that the parties to such documents will comply with the terms thereof.

          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements, representations, and certifications of officers and other representatives of the Seller, the Servicer, the Underwriters, and others, including, in particular,
(i) certain calculations performed by Merrill Lynch, Pierce, Fenner & Smith Incorporated and (ii) a representation of the Servicer regarding the reasonableness of certain fees payable to it.

          In rendering our opinion, we have also considered and relied upon the Internal Revenue Code of 1986, as amended, and administrative rulings, judicial decisions, regulations, and such other authorities as we have deemed appropri-ate, all as in effect as of the date hereof. The statutory provisions, regulations, interpretations, and other authorities upon which our opinion is based are subject to change, and such changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion will not be taken by the Internal Revenue Service.

          We express no opinions as to the laws of any jurisdiction other than the federal laws of the United States of America to the extent specifically referred to herein.

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MMCA Auto Receivables Trust
April 2, 2001
Page 3


          Based upon and subject to the foregoing, we are of the opinion that the statements in the Prospectus under the headings "Summary of Terms--Tax Status" and "Federal Income Tax Consequences," subject to the qualifications set forth therein, accurately describe the material federal income tax consequences to holders of Notes, under existing law and the assumptions stated therein.

          We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Skadden, Arps, Slate Meagher & Flom LLP under the caption "Federal Income Tax Consequences" in the Prospectus.



                         Very truly yours,



                     /S/ Skadden, Arps, Slate, Meagher & Flom LLP